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                                                                   Exhibit 10.8


ABN-AMRO BANK

ABN AMRO BANK, N.V., SUCURSAL EN ESPANA, with address in Madrid, calle Ortega y Gasset, 29, holder of Fiscal Identification Code number A-0031021-I, represented herein by Mr MARK WOLTHUIS, bearer of Foreigner Identification Number X-2388096-Y and Mr ANDRES NUNEZ-LAGOS, bearer of Spanish Identity Document number 50837421, in their capacity of attorneys therefor, with sufficient powers to enter into binding obligations herein:

                                   GUARANTEES

With express waiver of the benefits of EXCUSSIO, order and division, through this document and as broadly as necessary by law, the company FIRSTMARK COMUNICACIONES ESPANA, S.L., holder of Fiscal Identification Code number B61912069 and with address in Madrid, Paseo de la Castellana 110, against the Banking Syndicate formed by CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA Y JEREZ (CAJA SAN FERNANDO), MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y SEVILLA (EL MONTE), CAJA DE AHORROS DE SLAMANCA Y SORIA (CAJA DUERO), CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA ARAGON Y LA RIOJA (IBERCAJA), CAJA DE AHORROS DEL MEDITERRANEO (CAM), CAJA DE AHORROS Y MONTE DE PIEDAD DE BALEARES (SA NOSTRA), MONTES DE PIEDAD Y CAJA DE AHORROS DE RONDA, CADIZ, ALMERIA, MALAGA Y ANTEQUERA (UNICAJA) AND SOCIEDAD ESPANOLA DE BANCA DE NEGOCIOS, S.A. (EBN BANCO), for up to 10,717,525,000 PESETAS, as a guarantee for the precise fulfilment of each and every one of the obligations undertaken by FIRSTMARK COMUNICACIONES ESPANA, S.L. deriving from the COUNTER-GUARANTEE AND DEPOSIT AGREEMENT ("the Counter-guarantee") entered into between the Guaranteed Party and the aforementioned banking syndicate, the object of which is the issue by said credit entities of FIFTY-ONE (51) guarantees to the Ministry for Development ("MINISTERIO DE FOMENTO") for THIRTY THOUSAND SIX HUNDRED AND TWENTY-ONE MILLION FIVE HUNDRED THOUSAND PESETAS (30,621,500,000 Pesetas), in order to guarantee the obligations assumed by the Guaranteed Party in relation to the award of one of the licences referred to in the public tender announced by two Orders dated 7 October 1999 (BOE number 242, of 9) regarding the adjudication of three type C2 individual licences for the establishment and exploitation of public fixed radio access networks in the 3.4 to 3.6 Ghz band. The terms set forth in this document have the same meaning as in the Counter-guarantee.

By virtue of the above, the Bank ABN AMRO BANK, N.V. Sucursal en Espana, undertakes to pay SOCIEDAD ESPANOLA DE BANCA DE NEGOCIOS, S.A., in its capacity as Agent, any amount requested up to the total of this guarantee, upon the presentation of a simple written request notifying the breach having taken place, the amount claimed, accreditation that the Beneficiary has been paid including indication that said amount does not exceed 35.00% of the amount paid to the Beneficiary. A claim cannot be made to the Bank for the debt corresponding to any or various Guarantors (1).


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The Bank undertakes to pay, within the limits set forth above, any amount claimed by the Agent, as the result of the total, partial, single or successive execution of this guarantee, no excuse being admissible, including the opposition of the Guaranteed Party and the accreditation that the amount claimed does not correspond to the indicated Guarantors.

The payment of any amount due by the Bank under this guarantee must be made in the non-extendable term of five working days as from the date it is requested to do so. Payment shall be made by way of a OMF system bank transfer to SOCIEDAD ESPANOLA DE BANCA DE NEGOCIOS, S.A. (Bank of Spain Code 0211)

The guarantee herein is irrevocable and will expire to all effects and purposes as soon as it is returned to ABN AMRO BANK N.V. Sucursal en Espana.

This guarantee has been recorded on this date in the Special Guarantee Register under number 321/0001

Madrid, 7 April 2000

                               ABN AMRO BANK, N.V.
                               Sucursal en Espana
                                     Madrid
                                    By proxy








(1) Inmobiliarias Aztlan S.A. de C.V. (Aztlan), Promotora de Informaciones, S.A., Informatica El Corte Ingles, S.A., Omega Capital, S.L., Fonsagrada, S.L., Caja Duero, Ibercaja, Caja San Fernando, El Monte, Diario de Burgos, S.A. or those succeeding them in their legal position.

                                      -2-